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                                                                    EXHIBIT 11.1

                       EAGLE POINT SOFTWARE CORPORATION
         CALCULATION OF SHARES USED IN DETERMINING PER SHARE EARNINGS

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                                                       Years Ended June 30,
                                                 -------------------------------
                                                   1997       1996       1995
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
SHARES USED IN DETERMINING PRIMARY EARNINGS
 PER SHARE:

Weighted average common shares outstanding       4,930,119  4,931,084  3,864,581

Weighted average common shares issued within
 a one year period prior to the Company's
 stock offering at prices below the offering
 price of $13.00 per share                                                 1,488

Net effect of stock options based on the
 treasury stock method using the average
 market price during the period                          0     26,899
                                                 -------------------------------
 Total weighted average common and common
  equivalent shares outstanding                  4,930,119  4,957,988  3,873,126
                                                 ===============================
SHARES USED IN DETERMINING FULLY
 DILUTED EARNINGS PER SHARE:

Weighted average common shares outstanding       4,930,119  4,931,084  3.983.127

Weighted average common shares issued within
 a one year period prior to the Company's
 stock offering, at prices below the offering
 price of $13.00 per share                                                 1,488

Net effect of stock options based on the
 treasury stock method using the average
 market price during the period                          0     26,899
                                                 -------------------------------
 Total weighted average common and common
  equivalent shares outstanding                  4,930,119  4,957,988  3,873,126
                                                 ===============================
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